Exhibit 99.1

GSI Lumonics Announces Agreement to Acquire MicroE Systems

Billerica, MA (April 12, 2004) GSI Lumonics Inc. (NASDAQ: GSLI and TSX: LSI) today announced the signing of a definitive agreement under which GSI Lumonics will acquire all the shares of MicroE Systems Corp for an all-cash purchase price of US$55.0 million. The transaction was approved by the Board of Directors of both companies and will be completed subject to customary closing conditions.

MicroE Systems, located in Natick, MA, is recognized as a technology leader in the design and manufacture of position encoders for precision motion control applications in data storage, semiconductor and electronics, industrial automation and medical markets. Company estimated revenue for the quarter ending April 4, 2004 was US$7.65 million.

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Charles Winston, GSI Lumonics' President and Chief Executive Officer said, "The agreement to acquire MicroE Systems is consistent with the Company's stated acquisition strategy. MicroE Systems products and technology will complement GSI Lumonics' existing portfolio of enabling precision motion component and subsystems. It is expected that this acquisition will be accretive to earnings in the first full quarter following the transaction's completion."


GSI Lumonics supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on NASDAQ (GSLI) and The Toronto Stock Exchange (LSI).
Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the United States Securities Act of 1933 and
Section 21E of the United States Securities Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.


For more information contact:
Investor Relations, 613-224-4868, Ann Dempsey, (ext. 2)